Exhibit 3.16

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

HPC HOLDINGS, LLC

This Second Amended and Restated Limited Liability Company Agreement (this “Restated Agreement”) of HPC Holdings, LLC, a Delaware limited liability company (the “Company”), is entered into, as of November 5, 2014, by and between the Company and Bulk Molding Compounds, Inc., an Illinois corporation, as the sole member of the Company (the “Member”).

RECITALS

WHEREAS, the Company was formed on May 2, 2008, bearing the name HPC Holdings, LLC, as a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 26, 2014, by and among the Member, the Company, the Members (as defined therein) and unitholders of the Company signatory thereto, Highlander Partners, L.P., both individually and in its capacity as the Seller Representative (as defined therein), and Citadel Plastics Holdings, Inc., the Member has acquired all of the outstanding Membership Interests (as defined in that certain Amended and Restated Operating Agreement of the Company, dated as of December 30, 2010 (the “Original Agreement”)) in the Company;

WHEREAS, the Member desires to amend and restate, in its entirety, the terms of the Original Agreement, and the Original Agreement shall be superseded, in its entirety, by this Restated Agreement; and

WHEREAS, the Member desires to enter into this Restated Agreement, pursuant to which the rights and obligations of the Member and certain other constituencies of the Company shall be set forth and agreed upon as of the date hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby established, the Company and the Member hereby agree as follows:

AGREEMENT

1. Formation. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate”) under and pursuant to the Act.

2. Name. The name of the Company is “HPC Holdings, LLC”.

3. Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the registered office set forth in the Certificate or such other office (which need not be a place of business of the Company) as the Board (as defined below) may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other person or persons as the Board may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there.

4. Purposes. The Company will exist for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is and will be, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

5. Term. The existence of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 13 of this Restated Agreement.

6. Member. The name and the mailing address of the Member and the percentage of limited liability company interests in the Company (the “Membership Interests”) held by the Member are identified on Schedule 1 attached hereto.

7. Liability of Member. Except as otherwise required by applicable law and as explicitly set forth in this Restated Agreement, the Member shall not have any personal liability whatsoever in such Member’s capacity as a member, whether to the Company, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company.

8. Management.

(a) All management powers over the business and affairs of the Company shall be exclusively vested in a board of managers (the “Board”) appointed from time to time by the Member, and the Board shall conduct, direct and exercise full control over all activities of the Company. Each member of the Board is referred to herein as a “Manager.” The Managers shall be the “managers” of the Company for the purposes of the Act. The Board has the full power on the Company’s behalf, in its name, to manage, control, administer and operate its business and affairs and to do or cause to be done anything necessary or appropriate for the Company’s business. The Managers are hereby designated as authorized persons, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company and all other certificates (and any amendments and/or restatements hereof) required or permitted by the Act to be filed in the Office of the Secretary of State of the State of Delaware.

(b) The number of Managers shall be four (4). The number of Managers of the Company shall be fixed from time to time by the Member. The Managers shall be Michael W. Huff, Gary L. Crittenden, James L. Learner and Hudson D. Smith, Jr. (constituting all of the current Mangers of the Company). Each Manager shall hold his or her office for the term for which he or she was appointed and thereafter until his or her successor shall have been appointed, or until his or her earlier death, resignation or removal. A Manager need not be a Member or a resident of the State of Delaware.

(c) Any Manager position to be filled by reason of an increase in the number of Managers or by any other reason shall be filled by the Member. Any Manager may be removed by the Member at any time. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the remaining Manager(s). The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(d) The Board may act (i) through meetings and written consents pursuant to Section 8(e) and (ii) through any person or persons to whom authority and duties have been delegated pursuant to Section 8(f).

(e) Each Manager shall have one vote on all matters submitted to the Board (whether the consideration of such matter is taken at a meeting, by written consent or otherwise). The affirmative vote of the Managers holding a majority of the votes of the Managers shall be the act of the Board. Meetings of the Board shall be held at the principal office of the Company or at such other place as may be determined by the Board. A majority of the Managers, present in person or through their duly authorized attorneys-in-fact, shall constitute a quorum at any meeting of the Board. Business may be conducted once a quorum is present. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board. Special meetings of the Board may be called by a majority of all of the Managers on at least 24 hours’ prior written notice to the other Managers, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Board at any meeting, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Manager as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Board may be taken by vote of the Board at a meeting of the Managers thereof or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by at least the minimum number of Managers that would be necessary to authorize or take such action at a meeting of the Board in which all Managers were present. Prompt notice of the action so taken without a meeting shall be given to those Managers who have not consented in writing. Each meeting of the Board shall, at the request of any Manager, be held by conference telephone or similar communications equipment by means of which all individuals participating in the meeting can be heard.

(f) The Board may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware, a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular officers. Michael W. Huff shall be the Chief Executive Officer, Kevin Andrews shall be the President, Rick Dettman shall be the Chief Financial Officer and Gregory T. Knipp shall be the Corporate Controller, Secretary and Treasurer of the Company (constituting all of the current officers of the Company). Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Board. Each officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Board whenever in its judgment the best interests of the Company shall be served thereby.

(g) Each Manager of the Company may at any time and from time to time engage in and own interests in other business ventures of any and every type and description, independently or with others (including ones in competition with the Company) with no obligation to offer to the Company the right to participate therein.

9. Indemnification; Exculpation.

(a) The Company hereby agrees to indemnify and hold harmless any person (each an “Indemnified Person”) to the fullest extent permitted under the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such person by reason of the fact that such person is or was a member of the Company, is or was serving as a Manager or an officer of the Company or is or was serving at the request of the Company as an officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that (unless the Board otherwise consents) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s gross negligence, willful misconduct or knowing violation of law. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company. The Company may, by action of the Member, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of members, managers and officers.

(b) Notwithstanding anything contained herein to the contrary, any indemnity by the Company shall be provided out of and to the extent of Company assets only, and the Member shall have no personal liability on account thereof or shall be required to make additional capital contributions to help satisfy such indemnity of the Company.

(c) None of the Indemnified Persons shall be liable to the Member or the Company for mistakes of judgment, or for action or inaction, taken in good faith, or for losses due to such mistakes, action or inaction, or to the negligence, dishonesty, or bad faith of any employee, broker or other agent of the Company, provided that such employee, broker or agent was selected, engaged, or retained with reasonable care. Any party entitled to relief hereunder may consult with legal counsel and accountants in respect of affairs of the Company and be fully protected and justified in any reasonable action or inaction that is taken in good faith in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this paragraph shall not be construed so as to relieve (or attempt to relieve) any person of any liability (i) for conduct which is grossly negligent, reckless, or intentionally wrongful or criminally unlawful, provided that such person had no reasonable cause to believe that his or its conduct was unlawful, or (ii) to the extent (but only to the extent) that such liability may not be waived, modified, or limited under applicable law.

(d) The right to indemnification and the advancement and payment of expenses conferred in this Section 9 shall not be exclusive of any other right which an Indemnified Person may have or hereafter acquire under any law (common or statutory), agreement, vote of the Member or otherwise.

10. Certificates. The Membership Interests in the Company held by the Member shall be uncertificated unless otherwise determined by the Board.

11. Distributions. Distributions shall be made to the Member at the time and in the aggregate amounts determined by the Board.

12. Allocations of Profits and Losses. The Company’s profits and losses shall be allocated to the Member in accordance with the Membership Interests held by the Member as set forth on the attached Schedule 1 attached hereto.

13. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member, (b) any time there are no members of the Company unless the Company is continued in accordance with the Act, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

14. Additional Contributions. The Member is not required to make any additional contribution to the Company.

15. Assignments. The Member may assign in whole or in part its Membership Interests.

16. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Board.

17. Governing Law. This Restated Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

*     *     *     *     *

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Second Amended and Restated Limited Liability Company Agreement as of the date first above-written.

COMPANY:

HPC HOLDINGS, LLC,
a Delaware limited liability company

By:

Gregory T. Knipp
Corporate Controller,
Secretary and Treasurer

MEMBER:

BULK MOLDING COMPOUNDS, INC.,
an Illinois corporation

By:

Gregory T. Knipp
Corporate Controller,
Secretary and Treasurer

{HPC Holdings, LLC - Second A&R Limited Liability Company Agreement}	S-1

Schedule 1

Name and Address of the Member and Membership Interests held by the Member

Name	Membership Interests

Bulk Molding Compounds, Inc.	100%
c/o Citadel Plastics Holdings, Inc.
1600 Powis Court
West Chicago, IL 60185